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                                     Exhibit 1

                          DIRECTORS AND EXECUTIVE OFFICERS
                                OF KATUN CORPORATION

The names and present principal occupations of the directors and executive officers of Katun Corporation are set forth below. During the last five years, none of the individuals has been convicted in any criminal proceeding (excluding traffic violations and similar misdemeanors) or has been a party to any civil proceeding of a judicial or administrative body as a result of which such person was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding violations with respect to such laws. All of the individuals listed below are citizens of the United States. None of the directors and executive officers of Katun beneficially own any securities of the issuer. In addition, none of the individuals is a party to any contract, arrangement, understanding or relationship (legal or otherwise) with respect to any securities of the issuer.

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NAME                          POSITION WITH KATUN      PRESENT PRINCIPAL                            BUSINESS ADDRESS
                              CORPORATION              OCCUPATION OR
                                                       EMPLOYMENT
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
1.                            President, CEO,          President, CEO, Katun Corporation            10951 Bush Lake Road,
T. MICHAEL                    Chairman                 (Manufacturer and distributor of             Bloomington, MN  55438
CLARKE                                                 parts and supplies for office equipment)
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2.                            Director                 Private Investor                             80 Palmer Lane Portola Valley,
DAVID G. JORGENSEN                                                                                  CA  94028
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3.                            Executive Vice           Executive Vice President, COO,               10951 Bush Lake Road,
LARRY J.                      President, COO,          Katun Corporation (Manufacturer and          Bloomington, MN  55438
STROUP                        Director                 distributor of parts and supplies for
                                                       office equipment)
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4.                            Sr. Vice President, CFO, Sr. Vice President, CFO, Katun               10951 Bush Lake Road,
KERRY K.                      Director                 Corporation (Manufacturer and distributor    Bloomington, MN  55438
BAUBIE                                                 of parts and supplies for office equipment)
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5.                            Director                 Sr. Vice President,                          800 Phillips Road,
ALLAN E.                                               Xerox Corporation (Manufacturer of           Building 105,
DUGAN                                                  office equipment)                            Webster, NY  14580
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6.                            Director                 President, COO, United                       Four Greenwich Office Park,
WAYLAND R.                                             Rentals, Inc.                                Greenwich, CT  06830
HICKS                                                  (Equipment rentals)
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